SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                          Exchange Act of 1934

Date of Report
(Date of earliest
event reported):			December 31, 1996


Exact name of registrant as
specified in its charter:               CENTRAL PARKING CORPORATION



State of other jurisdiction
incorporation:                          Tennessee

Commission File Number:                 001-13950

I.R.S. Employer
Identification Number:                  62-1052916


Address of principal
executive offices:                      2401 21st Avenue South,
					Suite 200
					Nashville, Tennessee 37212



Registrant's telephone
number, including area code:            (615) 297-4255



Former name, former address
and former fiscal year,if
changed since last report:              Not Applicable


                        Exhibit Index on Page 4
                               Page 1 of4
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Exhibit Index


Exhibit No.							      	Page

2.1 Form of $150,000,000 Credit Agreement dated December 12, 1996 by and among various banks with SunTrust Bank, Nashville, N.A. as Agent, and Central Parking Corporation and certain of its subsidiaries (Incorporated by reference to Item 11(b)(1) to the Company's Tender Offer Statement on Schedule 14D-1 as filed on December 13, 1996).

2.2     Agreement for Sale and Purchase of Membership Interests,        E-1
	dated as of November 22, 1996, by Central Parking System
	Realty, Inc. and Central Parking System Realty of
	Missouri, Inc. (direct and indirect subsidiaries, respectively, of Central Parking Corporation) and Gateway Groups, Inc., and SLC Holdings, LLC.


	A copy of the exhibit lists to the documents listed above has been included. The exhibits have been omitted from this filing but the Registrant will furnish supplementally to the Commission a copy of any omitted exhibit upon request.